UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2021

KBR, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33146 (Commission File Number)	20-4536774 (I.R.S. Employer Identification No.)

601 Jefferson Street

Suite 3400

Houston, Texas 77002

(Address of principal executive offices)

Registrant's telephone number including area code: (713)753-2000

Title of each class	Trading symbol	Name of each exchange on which listed
Common Stock, $0.001 par value	KBR	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On November 18, 2021, KBR, Inc. (the “Company”) entered into an Amendment No. 5 (the “Amendment”) to its existing Credit Agreement, dated as of April 25, 2018 (as amended by Amendment No. 1, dated as of November 12, 2018, Amendment No. 2, dated as of February 7, 2020, Amendment No. 3, dated as of July 2, 2020, and Amendment No. 4, dated as of September 14, 2020, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by the Amendment, the “Credit Agreement”), with Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer, the lenders party thereto, and each of the subsidiaries of the Company party thereto.

The Amendment amended certain provisions under the Existing Credit Agreement to, among other things, (i) establish an additional tranche of £122.1M term loans incurred by Kellogg Brown & Root Limited, a wholly owned indirect subsidiary of the Company organized under the laws of England and Wales, (ii) reduce the interest rate payable on the term loan A credit facility and the revolving credit facility under the Credit Agreement (collectively, the “Pro Rata Facilities”) and the commitment fee payable under the revolving credit facility, (iii) increase capacity and flexibility under certain of the negative covenants and (iv) permit certain additional addbacks to EBITDA and the netting of unrestricted cash up to a specified cap for purposes of calculating the leverage ratio.

The Amendment extended the maturity date of the Pro Rata Facilities from February 7, 2025 to November 18, 2026.

As noted above, the Amendment reduced the applicable margin for the Pro Rata Facilities to a rate ranging from 0.25% to 1.25% for Base Rate loans and a rate ranging from1.25% to 2.25% for Eurocurrency Rate loans and Alternative Currency loans, based on the consolidated net leverage ratio, as calculated pursuant to the Credit Agreement

The Amendment also provides that the Company, in consultation with BofA Securities (the “Sustainability Coordinator”), will be entitled, in its sole discretion, to establish specified key performance indicators (the “KPIs”) with respect to certain environmental, social and governance targets of the Company and its subsidiaries. The Sustainability Coordinator and the Company may amend the Credit Agreement, unless such amendment is objected to by lenders holding more than 50% of the commitments under the Credit Agreement, solely for the purpose of incorporating the KPIs so that certain adjustments, up to a specified cap, to the otherwise pricing applicable to the Pro Rata Facilities under the Credit Agreement may be made based on the Company’s performance against the KPIs.

The foregoing description of the Amendment and the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The text set forth in Item 1.01 regarding the terms and conditions of the Amendment is incorporated into this Item 2.03 by reference.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release, dated November 24, 2021, announcing the completion of the Amendment is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information in this Item 7.01 and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 5 to the Credit Agreement, dated as of November 18, 2021 with Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer, the lenders party thereto, and each of the subsidiaries of the Company party thereto.
99.1	KBR, Inc. press release dated November 24, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

November 24, 2021	/s/ Adam M. Kramer
Adam M. Kramer
Vice President, Corporate Secretary & Sustainability